UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant
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Filed by a Party other than the Registrant
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a−12

Skillsoft Corp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

2022 Proxy Statement and
Notice of Annual Meeting of Stockholders
Thursday, June 23, 2022 at
11:00 a.m. Eastern Time
Online at:
https://www.cstproxy.com/skillsoft/am2022

300 Innovative Way, Suite 201
Nashua, NH 03062
May 2, 2022
Dear Fellow Stockholders:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Skillsoft Corp., which will be held at 11:00 a.m., Eastern Time, on Thursday, June 23, 2022. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live webcast. You will be able to attend the Annual Meeting by visiting https://www.cstproxy.com/skillsoft/am2022 and using the 14-digit control number included in your proxy materials.
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote. Your shares cannot be voted unless you vote by Internet or telephone, vote as instructed by your broker, or vote your shares electronically at the Annual Meeting.
Sincerely,
Jeffrey R. Tarr
Chief Executive Officer

Skillsoft Corp.
300 Innovative Way, Suite 201
Nashua, New Hampshire 03062
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Date:	June 23, 2022	Record Date: April 25, 2022
Time:	11:00 a.m. ET	Attendance: https://www.cstproxy.com/skillsoft/am2022
To the Stockholders of Skillsoft Corp.:
We will hold the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Skillsoft Corp. (the “Company,” “Skillsoft,” “we,” “us,” or “our”) on June 23, 2022 at 11:00 a.m. Eastern Time as a virtual meeting held entirely over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically, and submit your questions online by visiting https://www.cstproxy.com/skillsoft/am2022 and entering the 14-digit control number included in the notice containing instructions on how to access Annual Meeting materials, your proxy card (the “Proxy Card”), or the voting instructions that accompanied the proxy materials (the “Proxy Materials”).
Items of Business:

1.
to elect as directors the three nominees named in the accompanying Proxy Statement to a term of three years each, or until their successors have been elected and qualified; and

2.
to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023.

These matters are more fully described in the proxy statement accompanying this notice (the “Proxy Statement”). In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered.
We are pleased to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish our Proxy Materials, consisting of the Notice of Annual Meeting, the Proxy Statement and a Proxy Card, and our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 via the Internet. On or about May 6, 2022, we are mailing to stockholders as of the record date a notice with instructions on how to access our Annual Meeting materials and vote via the Internet, or by mail, or telephone. The notice also contains instructions on how to request a paper copy of our Proxy Materials and our fiscal 2022 Annual Report. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our Proxy Materials.
Your vote is important. Whether or not you expect to participate in the Annual Meeting, the Board of Directors (the “Board”) encourages you to review the accompanying Proxy Statement for information relating to each of the proposals and to cast your vote promptly.
By Order of the Board of Directors,
Sarah Kinnick Hilty,
Chief Legal Officer and Secretary
May 2, 2022

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders to be held on June 23, 2022. The Proxy Statement and Skillsoft’s Annual Report for fiscal 2022 are available at https://www.proxy-direct.com/skl-32741.

Additional Information	41
Availability of Certain Information	41
Householding	41
Stockholder Proposals and Nominations to be Included in Next Year’s Proxy Statement	41
Other Matters	42

PROXY STATEMENT SUMMARY
This summary highlights information that is contained elsewhere in this Proxy Statement. It does not include all information necessary to make a voting decision and you should read this Proxy Statement in its entirety before casting your vote.
Skillsoft at a Glance

Skillsoft is a global leader in corporate digital learning, focused on transforming today’s workforce for tomorrow’s economy. The Company provides enterprise learning solutions designed to prepare organizations for the future of work, overcome critical skill gaps, drive demonstrable behavior-change, and unlock the potential in their people. Skillsoft offers a comprehensive suite of premium, original, and authorized partner content, including one of the broadest and deepest libraries of leadership & business skills, technology & developer, and compliance curricula. With access to a broad spectrum of learning options (including video, audio, books, bootcamps, live events, and practice labs), organizations can meaningfully increase learner engagement and retention. Skillsoft’s offerings are delivered through Percipio, its award-winning, AI-driven, immersive learning platform purpose built to make learning easier, more accessible, and more effective.
FY2022 Business Highlights
• Returned to the public markets in June 2021
• Recapitalized our balance sheet
• Assembled a world class management team and Board of Directors
• Closed two acquisitions with Global Knowledge and Pluma, and entered into a merger agreement with Codecademy, which closed in April 2022
• Grew bookings 7%, exceeding our outlook
• Delivered revenue of $665 million, returning the Company to revenue growth
• Completed migration of 89% of Skillsoft annual recurring revenue to Percipio and dual deployment, up from 75% in FY2021
• Delivered combined Percipio and dual deployment dollar retention rate of 104%
• Extended our reach to serve more than 75% of the Fortune 1000
• Invested in our three growth pillars: Content, Platform, and Go-to-Market, positioning the Company for future growth and profitability

Overview of Proposals

Proposals	Board Vote Recommendation	Page
1. Elect three Class I Director nominees	FOR each nominee	6
2. Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2023	FOR	25
Proposal No. 1: Director Nominee Election
We are asking you to vote for the election of Ronald W. Hovsepian, Peter Schmitt, and Jeffrey R. Tarr as Class I directors, each to serve for a three-year term expiring at our 2025 Annual Meeting. Our Board currently consists of nine members and is divided into three classes, each of which has a three-year term.
Proposal No. 2: Ratification of Independent Auditor
We are also asking you to ratify our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ended January 31, 2023. Although stockholder ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in the view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting.
Other Proposals
The Board is not aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Proxy Card. If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Attending the Annual Meeting

You will be able to attend the Annual Meeting by visiting https://www.cstproxy.com/skillsoft/am2022 and using your 14-digit control number included on your Notice of Annual Meeting, on your Proxy Card, or on the instructions that accompanied your Proxy Materials to enter the meeting.
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you. If your shares are held in a stock brokerage account or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name, your broker, bank, trustee, or other nominee is considered, with respect to those shares, the stockholder of record, and the Notice or voting instructions are being forwarded to you by that organization. You are entitled to attend the Annual Meeting only if you were a stockholder of record as of the record date or you hold a valid legal proxy for the Annual Meeting from a stockholder of record.
The virtual meeting platform is fully supported across major web browsers and multiple device types running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting.
We are holding the Annual Meeting as a virtual meeting because we believe that conducting the Annual Meeting as a virtual meeting is consistent with our commitment to innovation and will encourage higher levels of stockholder participation while also helping us reduce the environmental costs associated with the Annual Meeting. We also believe this is the best format in light of the coronavirus pandemic to ensure the health and welfare of our stockholders.
Stockholders Entitled to Vote

The Board of Directors has set April 25, 2022, as the record date for the Annual Meeting. If you were the owner of our common stock at the close of business on the record date, you are entitled to vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date. At the close of business on the record date, there were 163,226,112 shares of our common stock issued, outstanding, and entitled to vote.
A list of stockholders of record entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose relevant to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our corporate offices at 300 Innovative Way, Suite 201, Nashua, New Hampshire 03062. If, as a result of the coronavirus pandemic, our offices are not generally open, stockholders may contact Investor Relations at investor.relations@skillsoft.com and arrangements will be made to review the records in person. During the Annual Meeting, the list of stockholders will be available for examination at https://www.cstproxy.com/skillsoft/am2022.
Quorum

A majority of our issued and outstanding shares of common stock as of the record date must be present at the Annual Meeting, either in attendance or by proxy, to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares will be counted as present at the Annual Meeting if you either attend our Annual Meeting or properly submit your proxy prior to the Annual Meeting. Shares subject to a broker non-vote will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

Voting Methods

Voting Before the Meeting
To vote your shares before the Annual Meeting, please follow the instructions for Internet or telephone voting on the Notice. If you request printed copies of the Proxy Materials by mail, you may also vote by signing and submitting your Proxy Card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank or broker and returning it by mail, if you are the beneficial owner but not the stockholder of record. We encourage you to vote before the Annual Meeting even if you plan to attend the Annual Meeting, that way your shares will be represented whether or not you are able to attend the meeting.
Voting At the Meeting
Stockholders may vote and ask questions at the Annual Meeting by visiting https://www.cstproxy.com/skillsoft/am2022. To participate in the Annual Meeting, you will need the 14-digit control number. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting – see “Street Name Holders” below. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.
In our desire to ensure that the virtual meeting provides stockholders with a meaningful opportunity to participate, our stockholders will be able to ask questions of the Company’s Board of Directors and management both in advance and during the Annual Meeting. Stockholders who wish to submit a question to Skillsoft for the Annual Meeting may do so at https://www.cstproxy.com/skillsoft/am2022. Questions pertinent to Annual Meeting matters may be recognized and answered during the Annual Meeting in our discretion, in accordance with the rules of conduct for the meeting and subject to time constraints. In addition, we will offer live technical support for all stockholders attending the Annual Meeting.
Street Name Holders
If you are a beneficial owner who holds your shares in street name, you have the right to direct your broker, bank, trustee, or other nominee on how to vote the shares held in your account. If you would like to participate in the Annual Meeting, vote, or ask a question, you should follow the instructions in the Notice or voting instructions provided to you by that organization.
If you have any questions about how to vote or direct a vote of your shares, you may call Georgeson, Skillsoft’s proxy solicitor, at (866) 482-4943 (toll free).
Vote Requirements

Proposal No. 1: Director Nominee Election
For a director to be elected, the director must receive the affirmative vote of a plurality of the votes cast in the election.
Proposal No. 2: Ratification of Independent Auditor
The affirmative vote of the majority of the shares present or represented by proxy at the meeting and entitled to vote on the matter is required to ratify our independent auditors.
How your Shares will be Voted

You may vote “FOR” or “WITHHOLD” with respect to each director nominee (Proposal No. 1) and “FOR,” “AGAINST,” or “ABSTAIN” with respect to the ratification of our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending January 31, 2023 (Proposal No. 2). A “WITHHOLD” vote will have no effect on the outcome of the election of our directors in an uncontested election. An abstention will count as a vote “AGAINST” Proposal No. 2. If you abstain from voting on Proposal No. 2, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting.
For certain proposals, brokers may not have discretionary authority to vote on a particular matter if they have not received specific instructions from the beneficial owner of the shares (“broker non-votes”). Banks, brokerage firms, and other nominees who hold our shares in street name for their customers generally have authority to vote on “routine” proposals such as the ratification of auditors when they have not received instructions from beneficial owners. However, they are precluded from exercising their voting discretion with respect to the election of directors or non-routine matters.
If you are a stockholder of record and you properly sign and return a Proxy Card, your shares will be voted as you direct. If no instructions are indicated on such Proxy Card and you are a stockholder of record, shares represented by the proxy will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement, namely “FOR” for all director nominees and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending January 31, 2023.
Revocability of Proxies

Any proxy given by a stockholder of record pursuant to this Proxy Statement may be revoked by the person giving it at any time before the final vote at the Annual Meeting by submitting a written notice of revocation to Secretary, Skillsoft Corp., 300 Innovative Way, Suite 201, Nashua, New Hampshire 03062, or over the Internet or by phone by following the instructions included in your Proxy Materials. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone, by signing and returning a new Proxy Card by mail (only your latest proxy submitted prior to the Annual Meeting will be counted), or by attending and voting at the online Annual Meeting.
Solicitation of Proxies

Our Board is making this solicitation and we will bear the entire cost of preparing, assembling, printing, mailing, and distributing these Proxy Materials and soliciting votes. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of common stock, and normal handling charges may be paid for such forwarding service. Officers and other of our employees, who will receive no additional compensation for their services, may solicit proxies by mail, email, via the Internet, personal interview, or telephone. The Company has also retained Georgeson LLC to provide proxy solicitation services for a fee of $11,500 plus reimbursement of out-of-pocket expenses.

PROPOSAL NO. 1: ELECTION OF CLASS I DIRECTORS
Overview

Our Board consists of nine directors and is divided into three classes with staggered three-year terms. At the Annual Meeting, three directors will be elected to fill positions in Class I, whose term expires at the Annual Meeting. Ronald W. Hovsepian, Peter Schmitt, and Jeffrey R. Tarr, our current Class I directors, are nominees for election at the Annual Meeting. Each of the nominees for Class I, if elected, will serve a three-year term expiring at the 2025 Annual Meeting, or until such director’s earlier death, resignation, or removal from the Board.
The nominating and governance committee has recommended, and the Board has approved, the nomination of each of these directors to stand for election at the Annual Meeting.
Each of the nominees has consented to serve if elected. However, if any of the nominees fails to stand for election, declines to accept election, or is otherwise unavailable for election prior to our Annual Meeting, proxies solicited by our Board will be voted by the proxy holders for the election of any other person or persons as the Board may recommend, or our Board, at its option, may reduce the number of directors that constitute the entire Board of Directors.
Criteria for Nomination to the Board

The nominating and governance committee assesses the skills, experiences, and attributes our Board should represent to align its individual and group strengths with our Company’s long-term strategic plan and the interests of our stockholders. The committee identifies director nominees using the criteria set forth below and any other criteria that may be identified in accordance with the committee’s charter:
•
Background and Diversity.   The nominating and governance committee seeks director nominees from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment will include an individual’s independence, as well as consideration of age, skills, and experience, and a policy of promoting diversity, in the context of the needs of the Company. While our Board does not establish specific goals with respect to diversity, the Board’s diversity is a consideration in the director nomination process.

•
Character.   Directors should be persons of good character and demonstrate high ethical standards and integrity in their personal and professional dealings. Directors should have a history of achievements which reflects high standards for themselves and others. Directors should possess the ability to provide wise and thoughtful counsel on a broad range of issues and be willing to be accountable for their decisions as directors. Directors should interact with one another in a manner which encourages responsible, open, challenging, and inspired discussion.

•
Sufficient Time to Devote to Board Matters.   Each director is expected to dedicate sufficient time, energy, and attention to ensure the diligent performance of his or her duties. To that end, no director should serve on more than four other public company boards, and no member of the audit committee should serve on more than two other public company audit committees, in each case without the prior approval of the Board. No director who is the CEO of another public company should serve on more than two other public company boards, aside from the board of his/her own company without the prior approval of the Board. Director Michael Klein serves on six public company boards, including the Company’s board. The nominating and governance committee considered whether Mr. Klein has sufficient time to devote to Board matters and determined he did based on three of the five other public boards being special purpose acquisition company boards and Mr. Klein’s 100% attendance record at the Company’s board meetings in fiscal 2022.

Director Designation Rights
The Company, Churchill Sponsor II LLC (the “Sponsor”), and Michael Klein are party to a Stockholders Agreement dated October 12, 2020 (the “Sponsor Stockholders Agreement”) pursuant to which the Sponsor has the right to nominate two directors to our Board (the “Churchill Directors”) for so long as the Sponsor beneficially owns at least 5% of our Class A common stock. If the Sponsor beneficially owns less than 5% of our Class A common stock, the Sponsor has the right to nominate a single director to our Board for so long as the Sponsor beneficially owns at least 1% of our Class A common stock. In addition, the Company has agreed to cause the Board to be comprised of nine directors and to appoint at least one director designated by the Sponsor to each committee of the Board for so long as the Sponsor beneficially owns more than 5% of our Class A common stock.
The Company, the Sponsor, and MIH Learning B.V. (“Prosus”), as assignee of the rights and obligations of MIH Edtech Investments B.V., are party to a Subscription Agreement dated October 12, 2020 (the “Prosus Subscription Agreement”) pursuant to which Prosus has the right to nominate a number of directors to our Board (the “Prosus Directors”) proportionate to Prosus’s beneficial ownership of our Class A common stock for so long as Prosus beneficially owns at least 5% of our Class A common stock. Prosus has the right to designate no less than one director to our Board for so long as it beneficially owns at least 10% of our class A common stock, and no less than two directors to our Board for so long as it beneficially owns at least 20% of our Class A common stock. In addition, the Company agreed to cause the Board to be comprised of nine directors and to appoint Patrick Kolek as the initial Chairperson of the Board. Patrick Kolek and Lawrence Charles Illg currently serve as the Prosus Directors.
Stockholder Nominations

The nominating and governance committee will review and evaluate candidates submitted by stockholders for election to the Board, taking into consideration whether nominations are in accordance with the procedures to nominate directors set forth in our bylaws. Any stockholder who wishes to recommend a candidate for consideration by the nominating and governance committee should follow the procedures described later in this Proxy Statement under the heading “Stockholder Proposals and Nominations to be Included in Next Year’s Proxy Statement.”
Board Qualifications

Set forth below are some of the experiences, qualifications, attributes, and skills possessed by the nominees for election to the Board and our continuing directors.
Director	Corporate Governance	Finance & Capital Markets	Mergers & Acquisitions	Marketing	Diversity	Technology and Educational Technology	Growth Company	International Organizations
Patrick Kolek	☑	☑	☑			☑	☑	☑
Jeffrey R. Tarr	☑		☑			☑	☑	☑
Helena B. Foulkes	☑			☑	☑
Ronald W. Hovsepian	☑		☑			☑
Lawrence Charles Illg	☑		☑			☑	☑	☑
Michael S. Klein	☑	☑	☑					☑
Karen G. Mills	☑	☑	☑		☑		☑
Peter Schmitt						☑		☑
Lawrence H. Summers		☑	☑					☑

Nominees and Continuing Directors

Biographical information for each person nominated for election as a director at the Annual Meeting and each person whose term of office as a director will continue after the Annual Meeting is set forth below, including age, term of office, and business experience, including directorships with publicly traded companies during the past five years. In addition, for each person, we have included information regarding the business or other experience, qualifications, attributes, or skills that factored into the determination by the nominating and governance committee and our Board that each such person should continue to serve as a director.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE CLASS I DIRECTOR NOMINEES LISTED BELOW.

Class I Director Nominees with Terms Expiring in 2022
Ronald W. Hovsepian
Independent Director Since June 2021 Committee Service: • Audit Committee • Compensation Committee (Chair) • Nominating and Governance Committee Age 61
Experience and Expertise
Ronald W. Hovsepian previously served as Executive Chairman of Skillsoft from July 2018 until June 2021. Mr. Hovsepian has served as chairman of the board of Valo since June 2019. Since September 2020, Mr. Hovsepian has served as Chief Executive Officer of Indigo Ag, an agricultural technology company, and as a director since July 2019. He also has served as chair of the board, lead director, or non-executive chairman of Ansys, Inc., the global leader in engineering simulation, since October 2014. Mr. Hovsepian has been an executive partner at Flagship Pioneering, Inc., a venture capital firm focused on healthcare, since October 2018. Previously, Mr. Hovsepian served as a director of Pegasystems Inc. from January 2019 until June 2021. He was chief executive officer of Synchronoss Technologies, Inc., a telecommunications software and services company, from January to April 2017. From 2015 to 2017, Mr. Hovsepian was a member of the board of advisors of Cloud Technology Partners. Mr. Hovsepian was President and Chief Executive Officer of Intralinks, a global provider of secure SaaS collaboration solutions and virtual data rooms, from 2011 to 2017. Prior to Intralinks, Mr. Hovsepian served as Chairman of ANN Inc., the parent company of Ann Taylor, LOFT, and Lou & Grey, for ten years and served as the President and Chief Executive Officer of Novell, Inc., where he started as Executive Vice President and President, Worldwide Field Operations in 2003. Mr. Hovsepian began his career at IBM, where he held a number of management and executive positions over a 16-year period including Worldwide General Manager in IBM Marketing and Services for the Distribution Industry segment, managing product development of hardware and software, sales and marketing, and services. Mr. Hovsepian holds a Bachelor of Science degree from Boston College.

Qualifications
•
Mr. Hovsepian was selected to serve on our Board of Directors due to his business experience in the technology sector, public company chief executive officer experience, and public company board experience, and his knowledge of the Company from his prior service as Executive Chairman of Skillsoft.

Peter Schmitt
Director Since June 2021 Age: 55
Experience and Expertise
Peter Schmitt previously served as director for Software Luxembourg, the Skillsoft predecessor entity, from August 2020 until June 2021. Dr. Schmitt has served as Industrial Advisor at EQT Partners AB since May 2018 and as President at MEC Advisors LLC since October 2017. Dr. Schmitt is on the advisory board of ThermoAnalytics, Inc., Blume Global, Inc. (an Apollo portfolio company), and MAIT GmbH (3i portfolio company). Dr. Schmitt served on the board of Innovyze LLC (an EQT Partners portfolio company), Upchain, and Zemax LLC (EQT Partners portfolio company) until all three companies were sold in 2021. Dr. Schmitt previously served as Senior Vice President of IoT & Digital Twin, Cenit AG from 2018 to 2019. Prior to Cenit, Dr. Schmitt served as Executive Vice President of Global Sales & Operational Marketing at ESI Group from 2015 to 2017, and Vice President at Dassault Systèmes from 2000 to 2015. Dr. Schmitt holds a Doctorate degree in Manufacturing Engineering from the University of Stuttgart, Germany and holds Diplom Ingenieur (equivalent to Master of Engineering in Mechanical Engineering) from Technical University of Karlsruhe, Germany.

Qualifications
•
Dr. Schmitt’s qualifications include his extensive business experience, including with international organizations, and his knowledge of the Company from his prior service as a director of Software Luxembourg.

Jeffrey R. Tarr
Director Since June 2021 Age 59
Experience and Expertise
Mr. Tarr has served as our Chief Executive Officer and President since June 2021. Mr. Tarr is an experienced public company CEO and director. Over the last two decades, he has built three publicly traded, tech-enabled information companies into industry leaders. Mr. Tarr was CEO, president, and a director of DigitalGlobe, a world leader in satellite imagery and geospatial intelligence, from 2011 until the sale of the company in 2017 to MDA (now Maxar Technologies). Subsequently, Mr. Tarr served as an advisor to TPG, other leading private equity firms and corporate clients, and from June through October 2019 served as CEO and a director of Solera Global Holdings Corp. Prior to DigitalGlobe, he was President & COO of IHS (now part of S&P Global) and Chairman & CEO of the publicly traded business information company, Hoover’s, Inc. (now a part of Dun & Bradstreet). Mr. Tarr began his career with Bain & Company. He received his undergraduate degree from Princeton University’s School of Public and International Affairs and his MBA from the Stanford Graduate School of Business. Mr. Tarr currently serves on the board of EchoStar and is a member of the Stanford Graduate School of Business Advisory Council. He also serves on the board of DSST Public Schools, one of the leading open enrollment school systems in the United States. Mr. Tarr previously served on the board of CEB (The Corporate Executive Board Company) until the sale of the company to Gartner in 2017. He also served as Chairman of the Stanford Graduate School of Business Management Board, co-Chair of the World Economic Forum Council on the Future of Space Technologies, and co-Chair of the Annual Meeting of New Champions in Dalian China. Mr. Tarr is a member of the Council on Foreign Relations.

Qualifications
•
Mr. Tarr’s qualifications include his extensive public company CEO experience, his experience with public company mergers and acquisitions, and his knowledge of the Company from his service as our Chief Executive Officer and President.

Continuing Directors – Class II Directors with Terms Expiring in 2023
Lawrence Charles Illg
Independent Director Since June 2021 Committee Service: • Compensation Committee Age 51
Experience and Expertise
Lawrence Charles Illg currently serves as Chief Executive Officer, Food and Edtech, for Prosus after serving as Chief Executive Officer of Prosus Ventures since 2015, where he led investments in food delivery, education, healthcare and more. He has more than 20 years of professional experience, more than a decade of experience leading global internet companies and currently serves on the board of several Prosus portfolio companies, including Udemy, Inc. Before joining Prosus and Naspers in 2013 as the Chief Operating Officer of eCommerce, Mr. Illg was Vice President and General Manager of New Ventures at Trulia, a leading U.S. online real estate marketplace. Previously, he spent eight years as a senior executive at eBay, responsible for strategy and general management of many of its global marketplaces and classifieds assets. Prior to eBay, he spent several years as strategy advisor for leading global consumer goods companies. Mr. Illg started his career at the U.S. Federal Reserve Board and holds a B.A. in Economics and an MBA from the University of California, Berkeley.

Qualifications
•
Mr. Illg was selected to serve on our Board of Directors due to his broad business expertise, including significant experience in the education sector and with high growth companies.

Michael S. Klein
Director Since June 2019 Age 58
Experience and Expertise
Michael S. Klein served as director for Churchill, the predecessor listed company, since June 2019. Mr. Klein is also the Founder and Chief Executive Officer of Churchill Capital vehicles. Mr. Klein currently serves as Managing Partner of M. Klein and Company, a leading global financial and strategic advisory firm he founded in 2012 that provides its clients a variety of advice tailored to their objectives. Mr. Klein currently serves as Chief Executive Officer, President, and Chairman of the Boards of Directors of Churchill Capital Corp V, Churchill Capital Corp VI, and Churchill Capital Corp VII, each of which is a blank check company whose sponsor is an affiliate of M. Klein and Company, LLC. Mr. Klein also currently serves on the board of directors of the following entities: Credit Suisse Group AG, Credit Suisse AG, Magic Leap, TGB Europe NV, AltC Acquisition Corp., and various charitable organizations. Mr. Klein was the co-founder and Chairman of Churchill Capital Corp, a blank check company formed in 2018. Churchill Capital Corp merged with Clarivate Analytics in May 2019, and Mr. Klein served on the board of directors of Clarivate Plc. until October 2020. Mr. Klein was also the founder, Chief Executive Officer, President, and Chairman of the Board of Directors of Churchill Capital Corp III, a blank check company formed in 2019. Churchill Capital Corp Ill merged with MultiPlan, Inc. in October 2020, and Mr. Klein currently serves on the board of directors of MultiPlan, Inc. Mr. Klein previously served on the boards of Churchill Capital Corp IV and Hall of Fame Resort & Entertainment Company, through July 2021 and September 2020, respectively. Mr. Klein is a strategic advisor to global companies, boards of directors, senior executives, governments, and institutional investors. Mr. Klein’s background in strategic advisory work was built during his 30-year career, including more than two decades at Citi and its predecessors, during which he initiated and executed strategic advisory transactions. He began his career as an investment banker in the M&A Advisory Group at Salomon Smith Barney and subsequently became Chairman and Co-Chief Executive Officer of Citi Markets and Banking, with responsibilities for global corporate and investment banking and Global Transaction Services across Citi. Mr. Klein is a graduate of The Wharton School of the University of Pennsylvania, where he earned his Bachelor of Science in Economics with concentrations in finance and accounting.

Qualifications • Mr. Klein is qualified to serve on our Board of Directors based on his significant investment banking and strategic advisory experience.

Lawrence H. Summers
Independent Director Since June 2021 Committee Service: • Nominating and Governance Committee Age 67
Experience and Expertise
Lawrence H. Summers has served as the Charles W. Eliot University Professor & President Emeritus of Harvard University since January 2011 and is the Weil Director of the Mossavar-Rahmani Center for Business and Government at Harvard’s Kennedy School. From January 2009 to December 2010, Dr. Summers served as Director of the White House National Economic Council in the Obama Administration and served as President of Harvard University from 2001 to 2006. Dr. Summers has served in various other senior policy positions, including as Secretary of the Treasury in the Clinton Administration and Chief Economist of the World Bank. Currently, Dr. Summers serves on the board of directors of Block, Inc. since June 2011 and Doma Holdings, Inc. since September 2019. He also serves on the board of ONE and chairs the board of the Center for Global Development. Dr. Summers is an advisor to The Hamilton Project, The Hutchins Center on Fiscal & Monetary Policy, and the Peterson Institute for International Economics. He is a distinguished senior fellow at the Center for American Progress and recently co-chaired the Commission on Inclusive Prosperity. He recently launched a Task Force on Fiscal Policy with Mayor Bloomberg and chaired the Commission on Global Health. Dr. Summers also served on the board of directors of LendingClub Corporation from 2012 to May 2018. Dr. Summers holds a B.S. in Economics from Massachusetts Institute of Technology and a Ph.D. in Economics from Harvard University.

Qualifications • Dr. Summers was selected to serve on our Board of Directors due to his extensive economic, financial, and business experience.

Continuing Directors – Class III Directors with Terms Expiring in 2024
Helena B. Foulkes
Independent Director Since June 2021 Committee Service: • Audit Committee Age 57
Experience and Expertise
Helena B. Foulkes currently serves as a member of the board of Ghanian startup, mPharma as well as Harry’s, Inc., since May 2020. Ms. Foulkes also serves as the President of Harvard University’s Board of Overseers for the 2021-22 academic year. Ms. Foulkes is a seasoned retail executive and has served as the Chief Executive Officer and a member of the board of directors of Hudson’s Bay Company (HBC), a multinational retailer, a position she held from February 2018 to March 2020, and as a member of the board of directors of Home Depot, Inc., a home improvement goods retailer, a position she held from September 2013 to October 2021. Prior to HBC, she served as Executive Vice President of CVS Health Corporation (CVS), an integrated pharmacy health care provider and retailer, and President of CVS Pharmacy, from January 2014 to January 2018. At CVS, Ms. Foulkes also served as Executive Vice President and Chief Health Care Strategy and Marketing Officer from 2011 to 2013; Executive Vice President and Chief Marketing Officer from 2009 to 2011; Senior Vice President of Health Services of CVS Pharmacy from 2007 to 2009; Senior Vice President, Marketing and Operations Services during a portion of 2007; and Senior Vice President, Advertising and Marketing from 2002 to 2007. Additionally, Ms. Foulkes held positions in Strategic Planning, Visual Merchandising, and Category Management during her 20-plus years with CVS.

Qualifications
•
Ms. Foulkes was selected to serve on our Board of Directors due to her extensive business experience, including public company chief executive officer experience, and marketing and board experience.

Patrick Kolek, Chairperson of the Board
Independent Director Since June 2021 Committee Service: • Nominating and Governance Committee (Chair) Age 51
Experience and Expertise
Patrick Kolek has served as the Chair of the Board of Directors since June 2021. Mr. Kolek joined Naspers in 2014 as Chief Financial Officer, ecommerce and was appointed Group Chief Operating Officer of Naspers and Prosus N.V. in July 2016. Mr. Kolek has more than 20 years’ experience in executing business growth and development strategies for hyper growth organizations. Prior to Naspers, Mr. Kolek spent 10 years at eBay, most recently as Vice President and Chief Financial Officer of eBay International and previously as the Chief Operating Officer of the eBay Classifieds Group. Prior to eBay, he worked for Novellus Systems from 1999 to 2004 as corporate controller, and he started his career within the corporate finance and audit divisions at Ernst & Young, where he worked from 1993 to 1999. Mr. Kolek currently serves as deputy chair of the Supervisory Board at Delivery Hero and a member of the board of Boats Group, a private company, and he previously served on the board of Make My Trip. Mr. Kolek holds a B.S. in Commerce from Santa Clara University and is a certified public accountant.

Qualifications
•
Mr. Kolek was selected to serve on our Board of Directors and as Chairperson of the Board of Directors due to his extensive experience setting and executing growth and development strategies.

Karen G. Mills
Independent Director Since June 2019 Age 68 Committee Service: • Audit Committee (Chair) • Compensation Committee
Experience and Expertise
Karen G. Mills served as director for Churchill, Skillsoft’s predecessor listed company, since June 2019. Ms. Mills also serves on the boards of directors of Churchill Capital Corp V, Churchill Capital Corp VI, and Churchill Capital Corp VII. She was previously a Director of Clarivate Plc from May 2019 until January 2021 and Churchill Capital Corp III and IV, through October 2020 and July 2021, respectively. Ms. Mills is a Senior Fellow at the Harvard Business School since January 2014, focusing on economic policy, U.S. competitiveness, entrepreneurship, and innovation. Ms. Mills was a member of President Barack Obama’s Cabinet, serving as the Administrator of the U.S. Small Business Administration from April 2009 to August 2013. Ms. Mills is the President of MMP Group since October 1993, which invests in financial services, consumer products, and technology-enabled solutions businesses. She also serves as a Director of the National Bureau of Economic Research (NBER) and is the Chair of the Advisory Committee for the Private Capital Research Institute since March 2017. Ms. Mills is a member of the Harvard Corporation, the primary governing board of Harvard University. Ms. Mills holds an A.B. degree in Economics from Harvard University, Magna Cum Laude, and earned an M.B.A. from Harvard Business School.

Qualifications
•
Ms. Mills’s qualifications to serve on our Board of Directors include her expertise in strategic and financial matters, business structure and growth, leadership, and her significant public board experience.

CORPORATE GOVERNANCE AND OUR BOARD OF DIRECTORS
Board Leadership and Governance Structure

The following table details certain basic information on our directors, the composition of the Board and its standing committees, and the number of meetings held during the year ended January 31, 2022.
Name	Age	Director Since	Independent	Committee Memberships
				Audit	Compensation	Nominating and Governance
Patrick Kolek	51	2021	☑			©
Helena B. Foulkes	57	2021	☑	☑
Ronald W. Hovsepian	61	2021	☑	☑	©	☑
Lawrence Charles Illg	51	2021	☑		☑
Michael S. Klein	58	2019
Karen G. Mills	68	2019	☑	©	☑
Peter Schmitt	55	2021
Lawrence H. Summers	67	2021	☑			☑
Jeffrey R. Tarr	59	2021
FY 2022 Meetings			Board: 7	4	2	0
☑ = Member
© = Chair
Director Independence
The Board has determined that each of our directors other than Mr. Tarr, who is also our Chief Executive Officer (“CEO”), Mr. Klein, and Dr. Schmitt is “independent” as that term is defined under the New York Stock Exchange (“NYSE”) rules. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions.”
Board Leadership Structure
The Company’s Corporate Governance Guidelines (the “Corporate Governance Guidelines”) provide that the Chairperson of the Board shall be elected by the Board. Pursuant to the Prosus Subscription Agreement, the Board initially elected Patrick Kolek as Chairperson of the Board, and Mr. Kolek continues to serve as Chairperson. The Board is free to elect another Chairperson at any time.
The Board has not adopted a policy requiring the CEO and Chairperson be different persons. The Board believes that the Company and its stockholders are best served by maintaining flexibility to have any director serve as Chairperson and therefore believes that a permanent policy on whether the Chairperson and CEO positions should be separated or combined is not appropriate.
In order to maintain the independent integrity of the Board, however, if the Chairperson is not an independent director, the Board shall appoint a Lead Director who must be independent. The Lead Director’s responsibilities shall include: (a) presiding at all meetings of the Board at which the Chairperson is not present, including executive sessions of the independent directors; (b) serving as liaison between the Chairperson and the independent directors; (c) reviewing and approving materials to be sent to the Board; (d) approving the meeting agendas for the Board; (e) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; (f) having the authority to call meetings of the independent directors; and (g) if requested by major shareholders, ensuring that he or she is available for consultation and direct communication. If the Chairperson is an independent director, then the foregoing responsibilities will be handled by the Chairperson.
Board Size
The Board currently consists of nine directors. Our Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the Board of Directors, subject to certain exceptions. Pursuant to the Sponsor Stockholders Agreement and the Prosus Subscription Agreement, the Company has agreed to cause the Board to be comprised of nine directors at this time. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of the Company.
Board Committees

The Board has three standing committees: an audit committee, a compensation committee, and a nominating and governance committee. The rules of the NYSE and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of NYSE require that the compensation committee and the nominating and governance committee of a listed company be comprised solely of independent directors. Each of our audit committee, compensation committee, and nominating and governance committee is composed solely of independent directors.
Each committee operates under a charter that was approved by the Board. The charter of each committee is available on our investor relations website at https://investor.skillsoft.com.
Audit Committee
The members of our audit committee are Helena B. Foulkes, Ronald W. Hovsepian, and Karen G. Mills, and Karen G. Mills serves as chair of the audit committee. Each member of the audit committee is financially literate, and the Board has determined that Helena B. Foulkes and Karen G. Mills each qualify as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise. The Board has determined that each member of our audit committee is independent under the applicable SEC and NYSE listing rules.
The primary function of our audit committee is to oversee our corporate accounting and financial reporting process. Our audit committee’s responsibilities include:
•
appointing and retaining, approving the compensation of, overseeing, and evaluating the independence, qualification, and performance of our independent registered public accounting firm;

•
reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•
overseeing our internal control over financial reporting and disclosure controls and procedures;

•
monitoring compliance with the Company’s Code of Business Conduct and Ethics and the Company’s compliance and ethics program;

•
reviewing our major financial risk exposures, the steps management has taken to monitor and control such exposure and management’s risk assessment and risk management policies; and

•
reviewing and approving related party transactions in accordance with the Company’s Related Person Transaction Policy.

Compensation Committee
The members of our compensation committee are Lawrence Charles Illg, Karen G. Mills, and Ronald W. Hovsepian, and Ronald W. Hovsepian serves as chair of the compensation committee. The

Board has determined that each member of our compensation committee is independent under the applicable NYSE listing rules.
Our compensation committee oversees policies relating to compensation and benefits of our officers, directors, and employees. The compensation committee reviews, approves, and recommends to the Board corporate goals and objectives relevant to compensation of our executive officers, and evaluates the performance of these officers in light of those goals and objectives. The compensation committee reviews and approves compensation for executive officers of the Company at least annually. The compensation committee separately meets without our Chief Executive Officer present to deliberate and approve our Chief Executive Officer’s compensation. The compensation committee also administers our incentive plans and reviews and approves the issuance of stock options and other awards under our equity plans.
To assist in carrying out its responsibilities, the compensation committee is authorized to retain the services of independent advisors. The compensation committee engaged Aon plc (“Aon”), a national compensation consulting firm, to serve as an independent consultant to the compensation committee in fiscal 2022. The compensation committee considers Aon’s independence at least annually. The compensation committee has sole authority to select, retain, or terminate its executive compensation consultants and to approve their fees and other retention terms.
Nominating and Governance Committee
The members of our nominating and governance committee are Ronald W. Hovsepian, Patrick Kolek, and Lawrence H. Summers, and Patrick Kolek serves as chair of the nominating and governance committee. The Board has determined that each member of our nominating and governance committee is independent.
Our nominating and governance committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board and the committees of the Board. In addition, our nominating and governance committee is responsible for making recommendations to the Board concerning governance matters.
Meeting Attendance

During fiscal 2022, each director attended at least 75% of the meetings of the Board and meetings of each committee of the Board on which he or she served except for (i) Patrick Kolek, who attended five of the seven Board meetings, or 71%, held while he was a director in fiscal 2022, with both absences relating to Mr. Kolek’s recusal from the meetings because they addressed matters in which Mr. Kolek could be deemed to have an indirect interest; (ii) Lawrence Charles Illg, who attended four of the nine Board and committee meetings, or 44%, held while he was a director in fiscal 2022, with all five absences relating to Mr. Illg’s recusal from the meetings because they addressed matters in which Mr. Illg could be deemed to have an indirect interest; and (iii) Lawrence H. Summers, who attended five of the seven Board meetings, or 71%, held while he was a director in fiscal 2022, with both absences resulting from scheduling conflicts arising from the short notice periods before the dates of the applicable Board meetings.
Directors are expected to attend each annual meeting of stockholders. We did not hold an annual meeting of stockholders in fiscal 2022.
Other Governance Matters

Code of Business Conduct and Ethics
Effective June 11, 2021, the Board adopted a new Code of Business Conduct and Ethics (the “Revised Code”). The Revised Code applies to all employees, officers, and directors of the Company, as well as to the Company’s agents, representatives, and consultants. The Revised Code was adopted to reflect what the Company considers to be current best practices and policies for an operating company and to make certain technical, administrative, non-substantive amendments to the prior Code of Business

Conduct and Ethics. The adoption of the Revised Code did not relate to or result in any waiver, explicit or implicit, of any provision of the prior Code of Business Conduct and Ethics.
The above description of the Revised Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Revised Code. The Revised Code is available on the Company’s investor relations website (https://investor.skillsoft.com/) under the link “Governance.” We intend to disclose future amendments to the Revised Code or any waivers of its requirements on our website. The contents of the Company’s website are not incorporated by or made a part hereof for any purpose.
Role of the Board in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on April 18, 2022. Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management of the Company. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of the committees above and in the charters of each of the committees. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including the duties and responsibilities of the Board, director independence, Board leadership structure, executive sessions, Chief Executive Officer evaluations, management development and succession planning, director nomination, qualification and election, director orientation and continuing education, Board agenda, materials, information and presentations, director access to company employees and independent advisers, Board communication with stockholders and others, director compensation and annual Board and committee performance evaluations. A copy of our Corporate Governance Guidelines is made available on our website.
Prohibition of Hedging and Pledging
Our Insider Trading and Regulation FD Policy prohibits our directors, officers, employees, and agents (such as consultants and independent contractors) and their spouses or other members of their households from entering into hedging or monetization transactions or similar arrangements with respect to our securities.
In addition, our Insider Trading and Regulation FD Policy prohibits our directors, officers, and employees and their spouses or other members of their households from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

Communications with the Board

The Board values stockholder communication and welcomes questions or comments about the Company and its operations. Stockholders or interested parties who wish to communicate with our Board of Directors, including our independent directors, may send communication in writing to:  Secretary, Skillsoft Corp., 300 Innovative Way, Suite 201 Nashua, NH 03062. You must include your name and address in the written communication and indicate whether you are a stockholder. The Secretary will review any communication received from a stockholder or interested party, and all material communications will be forwarded to the appropriate director or directors or committee of our Board of Directors based on the subject matter.

DIRECTOR COMPENSATION
Non-Employee Director Compensation Program

For fiscal 2022, our director compensation program consisted of cash fees and restricted stock unit awards under our 2020 Omnibus Incentive Plan (the “2020 Plan”).
Director Compensation Table

The table below sets forth information on the compensation of all our non-employee directors for the year ended January 31, 2022. Mr. Tarr, our CEO, is also a member of the Board, but did not receive any additional compensation for his service as a director.
Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)	Total ($)
Patrick Kolek	$72,405	$199,994	$272,399
Helena B. Foulkes	$50,679	$199,994	$250,673
Ronald W. Hovsepian	$55,720	$199,994	$255,714
Lawrence Charles Illg	$38,315	$199,994	$238,309
Michael S. Klein	$31,929	$199,994	$231,923
Karen G. Mills	$54,280	$199,994	$254,274
Peter Schmitt	$31,929	$199,994	$231,923
Lawrence H. Summers	$38,315	$199,994	$238,309

(1)
Each non-employee director receives an annual cash retainer of $50,000, with an additional cash retainer of $50,000 for the Chairperson of the Board, and $25,000 for each chair of a standing committee or $10,000 cash retainer for service on a standing committee, such retainer to be paid in substantially equal quarterly installments in arrears. For fiscal 2022, the cash retainer amounts are for the period from commencement of board service on June 11, 2021 through the end of the fiscal year.

(2)
Each non-employee director was awarded 21,621 restricted stock units on December 28, 2021, for their term of service commencing June 11, 2021. The fair value of such restricted stock units was computed in accordance with ASC Topic 718 excluding the effect of estimated forfeitures at $9.25 per share. All such restricted stock units are subject to vesting in full one year from the grant date, or the date of the next annual meeting of stockholders, whichever is earlier. Includes amounts deferred by certain of our non-employee directors at their election.

Outstanding Equity Awards for Directors at Fiscal Year-End

The following table provides information regarding equity awards held by our directors that were outstanding as of January 31, 2022:
Name	Stock Awards Outstanding (#)(1)
Patrick Kolek	21,621
Helena B. Foulkes	21,621
Ronald W. Hovsepian	21,621
Lawrence Charles Illg	21,621
Michael S. Klein	21,621
Karen G. Mills	21,621
Peter Schmitt	21,621
Lawrence H. Summers	21,621

(1)
On December 28, 2021, each non-employee director was granted 21,621 restricted stock units, which vest on the earlier of December 28, 2022 or the date of our next annual meeting of stockholders following the grant date, subject to continued service with the Company. Includes amounts deferred by certain of our non-employee directors at their election.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the Board has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending January 31, 2023 (“fiscal 2023”) and is asking stockholders to ratify this appointment at the Annual Meeting.
EY has audited our financial statements annually since 2020. A representative of EY is expected to attend this year’s Annual Meeting, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. In making its recommendation to the Board to select EY as our independent registered public accounting firm for fiscal 2023, the audit committee determined that retention of EY is in the best interests of us and our stockholders. Information regarding fees billed by EY for our 2021 and 2022 fiscal years is set forth under “Relationship with Independent Registered Public Accounting Firm” below.
Our bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. However, we are seeking ratification because we believe it is a matter of good corporate governance. In the event that stockholders fail to ratify the appointment, the audit committee will reconsider whether to retain EY, but may ultimately determine to retain EY as our independent registered public accounting firm. Even if the appointment is ratified, the audit committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that it is advisable to do so.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2023.
Relationship with Independent Registered Public Accounting Firm

The following table shows the fees that EY billed us for professional services rendered for fiscal 2021 and 2022 (in thousands):
Fee Category	2022	2021
Audit Fees	$3,195	$3,310
Audit-Related Fees	$–	$–
Tax Fees	$2,211	$2,700
All Other Fees	$–	$–
Total Fees	$5,406	$6,010
Audit Fees
Audit Fees include fees for professional services performed by Ernst & Young LLP for the audit of our annual financial statements and review of financial statements included in our Form 10-Q and Form 10-K filings, as well as services that are normally provided in connection with statutory and regulatory filings or engagements.
Audit-Related Fees
Audit-Related Fees includes fees for the assurance and related services performed by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements. We did not incur any Audit-Related Fees for fiscal 2021 or 2022.
Tax Fees
Tax Fees includes aggregate fees billed for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice, and tax planning. In fiscal 2022 and 2021, these services included assistance regarding federal, state and international tax compliance, tax planning, assistance with transfer pricing analyses and general consultations.
All Other Fees
All other fees are the aggregate fees billed in each of the last two fiscal years for products and services provided by the principal accountant, other than the services reported in audit fees, audit-related fees, and tax fees. We did not incur any other fees for fiscal 2021 or 2022.
Audit Committee Pre-Approval Policies and Procedures

The audit committee pre-approves all services and fees to be provided by our independent registered public accounting firm for audit, audit-related, tax and all other services allowable under applicable rules and regulations. All such services and fees provided by our independent registered public accounting firm during fiscal year 2022 were pre-approved by the audit committee.

Audit Committee Report

   The audit committee assists our Board of Directors in overseeing and monitoring the Company’s accounting, financial reporting and internal audit processes and the external audit of the Company’s financial statements. The audit committee operates pursuant to a written charter that is available on our investor relations website at https://investor.skillsoft.com
   Our management is responsible for preparing our consolidated financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Ernst & Young LLP, our independent registered public accounting firm for the year ended January 31, 2022, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The audit committee is responsible for assisting our Board of Directors in overseeing the conduct of these activities by management and the independent auditor. In fulfilling its oversight responsibilities with respect to our audited consolidated financial statements for the year ended January 31, 2022, the audit committee took the following actions:
•
reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended January 31, 2022;

•
discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the PCAOB) and the SEC;

•
discussed with EY their independence, and received from EY the written disclosures and the letter required by applicable requirements of the PCAOB regarding EY’s communications with the audit committee concerning independence; and

•
discussed with EY, with and without management present, the scope and results of EY’s audit of the Company’s consolidated financial statements for the year ended January 31, 2022, including a discussion of the quality, not just acceptability, of the accounting principles applied, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

   Based on these reviews and discussions, the audit committee recommended to our Board of Directors that such audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended January 31, 2022, for filing with the SEC.
   Members of the audit committee:
   Karen G. Mills
   Helena B. Foulkes
   Ronald W. Hovsepian

EXECUTIVE COMPENSATION
This section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each material element of compensation for the fiscal year ended January 31, 2022 (“fiscal 2022”), that we provided to our named executive officers. Skillsoft has opted to comply with the executive compensation disclosure rules applicable to “emerging growth companies” and “smaller reporting companies” as such terms are defined in the rules promulgated under the Exchange Act.
Our named executive officers (or NEOs) for the fiscal year ended January 31, 2022, were as follows:
•
Jeffrey R. Tarr, our Chief Executive Officer and President

•
Gary W. Ferrera, our Chief Financial Officer

•
Apratim Purakayastha, our Chief Technology Officer

Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs for the years ended January 31, 2022 and 2021:
Name and principal position	Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan compensation ($)(6)	All other compensation ($)(7)	Total ($)
Jeffrey R. Tarr (1) Chief Executive Officer and President	2022	$477,273	$114,500	$21,500,000	$3,330,000	$362,583	$2,802,000	$28,586,356
Gary W. Ferrera (2) Chief Financial Officer	2022	$220,455	$316,667	$2,362,189	$1,332,996	—	$333	$4,232,640
Apratim Purakayastha Chief Technology Officer	2022	$450,000	$90,525	$2,496,150	$865,060	$286,663	$4,000	$4,192,398
	2021	$450,000	$420,000	—	—	$225,000	$4,000	$1,099,000
(1)
Mr. Tarr joined the Company in June 2021.

(2)
Mr. Ferrera joined the Company in September 2021.

(3)
For a discussion of fiscal 2022 bonuses, see “Annual Cash Incentive Plans and Bonuses” below. Mr. Purakayastha’s fiscal 2021 amount represents (i) a retention bonus award of $200,000 earned on August 27, 2020, upon the completion of the restructuring of Skillsoft (US) Corporation and its affiliates, including the acquisition of Pointwell Limited, and (ii) a retention bonus award of $220,000, one-third of which was paid in March 2020 and the remaining amount of which was paid on January 31, 2021.

(4)
Amounts represent the aggregate grant date fair value of time-based restricted stock units and performance-based restricted stock units awarded in fiscal 2022 computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures and, in the case of the performance-based restricted stock units, based on the probable outcome of the performance conditions as of the grant date. See “Outstanding Equity Awards at Fiscal Year-End” below for a listing of time-based restricted stock unit and performance-based restricted stock unit awards outstanding for each named executive officer as of January 31, 2022. See Note 19 to our financial statements included in our Annual Report on Form 10-K filed on April 18, 2022 for descriptions of the methodologies and assumptions we used to value performance-based restricted stock unit awards.

(5)
Amounts represent the aggregate grant date fair value of such awards computed in accordance with the accounting guidance for accounting for stock compensation. See Note 19 to our financial statements included in our Annual Report on Form 10-K filed on April 18, 2022 for descriptions of the methodologies and assumptions we used to value option awards.

(6)
Amounts in this column represent payments made pursuant to our annual cash incentive plans. For Mr. Tarr, the annual cash incentive payout amount is prorated for the period of time services were provided in fiscal 2022.

(7)
Amounts include matching 401(k) contributions provided to the named executive officers under the 401(k) Plan (as defined below) on the same terms as provided to all of Skillsoft’s regular full-time employees. For Mr. Tarr, amount also includes $2,800,000 attributable to 1,000,000 fully vested warrants transferred to him by the Sponsor upon completion of the business combinations and his commencement of employment with the Company pursuant to his warrant agreement (the “Tarr Warrant Agreement”).

Compensation Philosophy

Our compensation policies and philosophies are designed to:
•
attract, retain, and motivate senior management leaders who are capable of advancing our mission and strategy and ultimately, creating and maintaining our long-term equity value;

•
retain leaders who engage in a collaborative approach and possess the ability to execute our business strategy in an industry characterized by competitiveness and growth;

•
reward senior management in a manner aligned with our financial performance; and

•
align senior management’s interests with our equity owners’ long-term interests through equity participation and ownership.

Elements of NEO Compensation

For fiscal 2022, the compensation for each named executive officer generally consisted of a base salary, annual cash incentive payouts, bonus, equity compensation, standard employee benefits, and a 401(k) retirement plan. These elements (and the amounts of compensation and benefits under each element) were selected based on ensuring market competitiveness and because we believe they are necessary to help us attract and retain executive talent which is fundamental to our success. Below is a more detailed summary of the current executive compensation program as it relates to our named executive officers.
Annual Base Salary
The named executive officers receive a base salary to compensate them for services rendered to the Company. Their base salary is subject to increase and will be reviewed for market competitiveness, from time to time, in the discretion of our Board or the compensation committee of our Board, as appropriate. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, responsibilities, and alignment to market. Each named executive officer’s initial base salary was provided in his employment agreement or offer letter. The actual base salaries paid to each named executive officer for fiscal 2022 and fiscal 2021, as applicable, are set forth above in the “Summary Compensation Table” under the column entitled “Salary”.
Annual Cash Incentive Plans and Bonuses
Our compensation committee adopts annual cash incentive plans pursuant to which we make cash payouts to our named executive officers based on achievement of specified performance goals. Each of our named executive officers is eligible to receive an annual cash payout, as described in their respective employment agreement or offer letter. In addition, on occasion, and at the sole discretion of the Board or the compensation committee, additional bonuses may be granted to our named executive officers in recognition of special events or achievements, such as the closing of a transaction, a sign-on bonus, or a retention bonus.
For the fiscal 2022 annual cash incentive plan, performance targets for our named executive officers were based on achievement against a Bookings target, with Adjusted EBITDA and Content Revenue used as plan protection metrics. Such targets were: $739 million in Bookings, $165 million in Adjusted EBITDA, and $336 million in Content Revenue. The targets were intended to be stretch targets, including the Bookings target which was set above the Company’s initial acquisition model target.
Based on fiscal 2022 financial performance, the named executive officers earned a 76% payout under the fiscal 2022 annual cash incentive plan. Mr. Ferrera received a payout of 100% based on the guaranteed payout provided in his offer letter. See “Agreements with Named Executive Officers” below for a description of Mr. Ferrera’s offer letter.
In recognition of the extraordinary contributions of management including the successful return of the Company to the public markets, the execution and integration of two acquisitions, the signing of a third significant acquisition, and numerous other strategic and operational achievements, the compensation committee approved special one-time bonuses for management, in each case equal to 24% of the target payout under the fiscal 2022 annual cash incentive plan. The compensation committee also considered that the Bookings target for purposes of the fiscal 2022 annual cash incentive plan was set above the Bookings target reflected in the Company’s initial acquisition model target. As a result of the special bonuses, Mr. Tarr and Mr. Purakayastha received total cash awards equal to 100% of the payout target under the fiscal 2022 annual cash incentive plan.
The amounts paid to our named executive officers in respect of bonuses and the annual cash incentive plans for fiscal 2022 and fiscal 2021, as applicable, are set forth above in the “Summary Compensation Table” under the column entitled “Bonus” and “Non-Equity Incentive Plan Compensation” with accompanying footnotes.
Equity Compensation
We adopted a new equity incentive plan, the Skillsoft Corp. 2020 Omnibus Incentive Plan (the “2020 Plan”), in connection with the return of the Company to public markets in June 2021. The 2020 Plan facilitates the grant of cash and equity incentives to directors, employees (including our named executive officers), and consultants of the Company and enables our Company to obtain and retain services of these individuals, which is essential to our long-term success.
The Company entered into an employment agreement with Mr. Tarr in October 2020. However, the employment agreement did not become effective until the closing of the merger between the Company and Software Luxembourg Holding S.A. in June 2021. In order to motivate Mr. Tarr to commit to serve as the Company’s future CEO many months before the closing of the transaction and to work substantially full time from October 2020 until the closing without compensation or assurance that the transaction would close, the employment agreement provided for, among other things, (i) an award of 1,000,000 stock options and (ii) an award of 2,000,000 restricted stock units to Mr. Tarr upon the closing the transaction. If the transaction had not successfully closed, Mr. Tarr would not have received any equity awards or other compensation under the agreement.
For Mr. Ferrera and Mr. Purakayastha, the Company made equity awards in fiscal 2022 pursuant to the terms of each NEO’s offer letter or employment agreement term sheet, as applicable, as discussed in more detail under “Agreements with Named Executive Officers” below. The agreements provided for competitive equity awards in order to entice Mr. Ferrera to join the Company and in order for Mr. Purakayastha to remain with the Company through and after the closing of the merger between the Company and Software Luxembourg Holding S.A. Each of Mr. Ferrera and Mr. Purakayastha received a combination of stock options, time-based restricted stock units, and performance-based restricted stock units, with a key focus on the strong link to Company performance (performance-based restricted stock units and stock options) and on long term retention (time-based restricted stock units).
The grant date fair value of the equity awards is set forth above in the “Summary Compensation Table” under the columns entitled “Stock Awards” and “Option Awards” with accompanying footnotes.
Other Benefits
Skillsoft has a tax-qualified retirement savings plan, the Skillsoft Corporation 401(k) Profit Sharing Plan (the “401(k) Plan”), under which participating employees, including our NEOs, may contribute up to the yearly statutory maximum under IRS guidelines into their 401(k) Plan accounts. In addition, under the 401(k) Plan, Skillsoft matches amounts contributed by the participant up to a certain percent of earnings, not to exceed the statutory maximum. Skillsoft currently makes matching contributions under the 401(k) Plan at a rate of 100% of up to 4% of eligible compensation contributed by participants with an annual cap of $4,000. The 401(k) Plan also allows Skillsoft to establish a profit sharing plan to which Skillsoft may make discretionary profit sharing contributions to the 401(k) Plan accounts for the benefit of participating employees who satisfy certain conditions in the discretion of the Board.
Our NEOs participate in the same medical benefit plans generally available to our management employees. These benefit plans include health insurance, dental and vision coverage, life insurance and disability coverage.
Agreements with Named Executive Officers

Mr. Tarr
On October 13, 2020, the Company entered into an employment agreement with Jeffrey R. Tarr (the “Tarr Employment Agreement”) which became effective upon the closing date of the Skillsoft and Global Knowledge transactions that occurred on June 11, 2021 (the “Closing”) and pursuant to which Mr. Tarr serves as our Chief Executive Officer and a member of our Board. The Tarr Employment Agreement provides for a two-year initial term, which will be automatically extended for successive one-year periods unless either party provides at least six months’ notice of non-renewal. Pursuant to the Tarr Employment Agreement, Mr. Tarr receives an annual base salary of $750,000, is eligible to earn an annual cash incentive payout with a target and maximum equal to 100% and 200% of base salary, respectively, and is eligible to participate in health, welfare, and other benefits consistent with those offered to other senior executives of the Company. The Tarr Employment Agreement also provided that following the Closing, Mr. Tarr received (i) an award of 1,000,000 options (the “Tarr Options”), each having an exercise price equal to the fair market value of a share of our Class A common stock on the date of grant, which vest ratably on a quarterly basis over a four-year period commencing on the Closing, and (ii) an award of 2,000,000 restricted stock units (the “Tarr RSUs”) which vest ratably on a quarterly basis over a three year period commencing on the Closing, in each case, subject to Mr. Tarr’s continued employment through the applicable vesting date, provided, that, upon a change in control or upon a termination due to death or disability, the Tarr Options and the Tarr RSUs shall become fully vested as of the date of such change in control or qualifying termination, as applicable, and provided, further, that the Tarr Options and Tarr RSUs shall be subject to continued vesting upon certain other termination events as described below. The Tarr Employment Agreement further provides that upon a termination by Mr. Tarr for good reason or by the Company without cause (which shall include a termination due to the Company’s nonrenewal of the employment term), Mr. Tarr will be entitled to receive, in exchange for a release of claims against the Company and subject to Mr. Tarr’s continued compliance with the restrictive covenants set forth in the Tarr Employment Agreement, severance and benefits consisting of: (i) a payment equal to two times the sum of (A) the base salary and (B) target annual cash incentive for the year in which termination occurs, payable in substantially equal installments over the twenty-four month period following the date of termination in accordance with normal payroll practices, (ii) a bonus payment equal to the annual cash incentive for the year in which termination occurs based on actual performance and prorated to reflect the period of the fiscal year that has lapsed as of the date of termination, payable at the same time when annual cash incentive payouts are ordinarily paid by the Company and (iii) continued vesting of Mr. Tarr’s then-outstanding equity awards for the twelve-month period following the date of termination. The Tarr Employment Agreement contains restrictive covenants including: (i) a perpetual confidentiality covenant, (ii) a non-solicitation of employees and customers covenant, a non-hire of employees covenant and a non-competition covenant, each of which applies during the employment term and for twelve months thereafter, and (iii) a mutual non-disparagement covenant that applies during the employment term and for five years thereafter.
Mr. Ferrera
On August 3, 2021, the Company entered into an offer letter with Mr. Ferrera to serve as our Chief Financial Officer, effective September 20, 2021 (the “Start Date”). The offer letter sets forth the terms of Mr. Ferrera’s employment, including: (i) an annual base salary of $600,000; (ii) a target payout under the Company’s annual cash incentive plan of 100% of his base salary, subject to a maximum payout of no less than 200% of his base salary (with a fiscal 2022 payout of at least 100% of his base salary, as prorated from the Start Date); (iii) a number of time-based restricted stock units having a grant date fair value on the Start Date equal to $1,333,333, which restricted stock units vest ratably on each of the first four anniversaries of the Start Date, subject generally to continued employment through each vesting date; (iv) a number of performance-based restricted stock units having a grant date fair value on the Start Date equal to $1,333,333, which performance-based restricted stock units are subject to both time- and performance-based vesting conditions that will lapse (a) as to the time-vesting component, ratably in annual installments over the four-year period following the Start Date, subject generally to continued employment through each vesting date; and (b) as to the performance-vesting component, subject to the Company’s stock trading at or above $12.50 per share as reported on the New York Stock Exchange for at least 20 out of 30 consecutive trading days prior to the fourth anniversary of the date of grant (the “Share Price Threshold”); (v) a number of options having a grant date fair value on the Start Date (calculated based on the Black-Scholes value) equal to $1,333,333, which options vest (a) 25% on the first anniversary of the Start Date and (b) the remaining 75% ratably over the following 12 quarters, in each case subject generally to continued employment through each vesting date; and (vi) a sign-on bonus of $100,000, $75,000 of which is subject to repayment if, prior the first anniversary of the Start Date, his employment is terminated by the Company for Cause or by him without Good Reason (as such terms are defined in the Agreement).
In the event Mr. Ferrera’s employment is terminated by the Company without Cause or by him for Good Reason and such termination is not within 24 months following a Change in Control (as defined in the 2020 Plan), Mr. Ferrera will be entitled to: (i) continued payment of his annual base salary for the two-year period immediately following such termination, (ii) an amount equal to his annual target bonus, paid in equal installments in accordance with the Company’s usual payroll practices over the one-year period immediately following such termination, (iii) a pro-rata portion of his annual bonus for the fiscal year in which such termination occurs, based on actual performance through the termination date, (iv) payment of the full premium for COBRA coverage for the 18-month period immediately following such termination, (v) accelerated vesting of a prorated portion of the tranche of each outstanding time-based equity award that would have vested on the next scheduled vesting date following the termination date, and (vi) if the Share Price Threshold for the performance-based restricted stock units was achieved prior to the termination date, accelerated vesting of a prorated portion of the tranche of such performance-based restricted stock units for which the service condition would have been met on the next scheduled vesting date following the termination date. In the event his employment is terminated by the Company without Cause or by him for Good Reason within the 24-month period following a Change in Control, Mr. Ferrera will receive all of the above, except that (x) he will receive an amount equal to two times (rather than one times) his annual target bonus (which will be paid over two years, rather than one year) and (y) his unvested equity awards will fully (rather than partially) accelerate. The severance payments and benefits are contingent upon his execution and non-revocation of a release of claims in customary form and content and such release becoming effective not later than 60 days after the termination date. As a condition of his employment, Mr. Ferrera also entered into a restrictive covenants agreement, which includes non-competition and employee non-solicitation clauses applicable during employment and for 18 months thereafter and a customer non-solicitation clause applicable during employment and for 12 months thereafter.
Mr. Purakayastha
Effective as of the Closing, the Company entered into an employment agreement term sheet with Mr. Purakayastha to serve as our Chief Technology Officer, which supersedes his previous employment agreement. The term sheet provides for a base salary of $450,000. Mr. Purakayastha is eligible to earn an annual cash bonus with a target equal to 75% of his base salary and participate in the Company’s benefit plans consistent with those made available to the Company’s other senior executives. The term sheet provides for initial equity grants, which were made on the date of Closing, consisting of (i) an option to purchase 259,000 shares of Class A common stock, which vests 25% on the first anniversary of the date of Closing and the remaining 75% ratably over the following 12 quarters, (ii) an award of 129,000 restricted stock units, which vests ratably on each of the first four anniversaries of the date of Closing, subject to Mr. Purakayastha’s continued employment through each vesting date, and (iii) an award of 129,000 restricted stock units, which vests ratably on each of the first four anniversaries of the date of Closing, subject to Mr. Purakayastha’s continued employment through each vesting date, but only if the closing price of a share of Class A common stock equals or exceeds $12.50 on at least 20 out of 30 consecutive trading days prior to the fourth anniversary of the date of Closing. The term sheet provides that, if Mr. Purakayastha’s employment is terminated by the Company without “cause” or by the Company for “good reason” (as such terms are defined in the term sheet), then subject to his execution of a release of claims, he will be entitled to severance benefits consisting of 12 months of base salary and benefits continuation. If the termination occurs within 12 months after a “change in control” (as defined the Company’s Incentive Plan), then Mr. Purakayastha instead will be entitled to (i) 12 months of base salary and benefits continuation, (ii) a prorated target bonus for the year of termination, (iii) a target bonus for the year of termination and (iv) accelerated vesting of outstanding equity awards. As a condition of his employment, Mr. Purakayastha also entered into a restrictive covenants agreement, which includes (i) a perpetual confidentiality covenant, (ii) a non-solicitation of employees and customers covenant and a non-competition covenant, each of which applies during employment and for 12 months thereafter, and (iii) a perpetual non-disparagement covenant.
Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by our NEOs that were outstanding as of January 31, 2022:
		Option Awards			Stock Awards
Name	Number of securities underlying unexercised options / warrants(#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option exercise price ($)	Option Expiration date	Number of shares or units of stock that have not vested ($)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units, or other rights that have not vested ($)(1)
Jeffrey R. Tarr, Chief Executive Officer and President	125,000	875,000	$10.75(2)	6/11/2031	1,666,666(6)	$12,366,662	—	—
	1,000,000	—	$11.50(3)	6/11/2026	—	—	—	—
Gary W. Ferrera, Chief Financial Officer	—	396,725	$10.51(4)	9/20/2031	126,863(7)	$941,323	126,863(9)	$941,323
Apratim Purakayastha, Chief Technology Officer	—	259,000	$10.75(5)	6/11/2031	129,000(8)	$957,180	129,000(10)	$957,180

(1)
Based on the closing price of our Class A common stock on January 31, 2022 of $7.42 per share.

(2)
Award of options granted on June 11, 2021 that vest in sixteen equal quarterly installments beginning September 11, 2021.

(3)
Effective at the Closing, the Sponsor transferred 1,000,000 fully vested warrants to Mr. Tarr in connection with his employment by the Company following the completion of the business combinations.

(4)
Award of options granted on September 20, 2021 that vest 25% on September 20, 2022 and the remaining three quarters in twelve equal quarterly installments thereafter.

(5)
Award of options granted on June 11, 2021 that vest 25% on June 11, 2022 and the remaining three quarters in twelve equal quarterly installments thereafter.

(6)
Award of restricted stock units granted on June 11, 2021 that vest in twelve equal quarterly installments beginning September 11, 2021.

(7)
Award of restricted stock units granted on September 20, 2021 that vest in four equal annual installments beginning September 20, 2022.

(8)
Award of restricted stock units granted on June 11, 2021 that vest in four equal annual installments beginning June 11, 2022.

(9)
Represents the unearned portion of the performance-based restricted stock unit award granted on September 20, 2021. The restricted stock units vest in four equal annual installments beginning September 20, 2022, but only if the closing price of a share of Class A common stock, as reported on the New York Stock Exchange, equals or exceeds $12.50 on at least 20 out of 30 consecutive trading days prior to September 20, 2025.

(10)
Represents the unearned portion of the performance-based restricted stock unit award granted on June 11, 2021. The restricted stock units vest in four equal annual installments beginning June 11, 2022, but only if the closing price of a share of Class A common stock, as reported on the New York Stock Exchange, equals or exceeds $12.50 on at least 20 out of 30 consecutive trading days prior to June 11, 2025.

Equity Compensation Plan Information

The following table provides information as of January 31, 2022 with respect to shares of our common stock that may be issued under our existing equity compensation plans.
	Number of Shares to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)
Equity Compensation plans approved by security holders (1)	9,038,458	$10.76	10,374,561(3)
Equity compensation plans not approved by security holders (2)	1,000,000	$11.50	N/A
Total	10,038,458	$10.95	10,374,561

(1)
Shares reported in column (a) include 5,091,852 shares underlying restricted stock units, 1,120,854 shares underlying performance-based restricted stock units, and 2,825,752 shares underlying stock options. Column (b) does not take shares underlying restricted stock units and performance-based restricted stock units into account.

(2)
Comprised of 1,000,000 warrants transferred to Mr. Tarr by the Sponsor upon completion of the business combination and his commencement of employment with the Company pursuant to the Tarr Warrant Agreement.

(3)
Includes 6,652,951 shares added to the 2020 Plan pursuant to the automatic annual increase of shares issuable under the plan.

OWNERSHIP OF OUR COMMON STOCK
The following table sets forth information known to us regarding the beneficial ownership of shares of Class A common stock as of April 25, 2022 by:
•
each person who is the beneficial owner of more than 5% of the outstanding shares of Class A common stock;

•
each of our named executive officers and directors; and

•
all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares.
The beneficial ownership of shares of Class A common stock is based on 163,226,112 shares of Class A common stock issued and outstanding on April 25, 2022. In computing the number of shares of Class A common stock beneficially owned by a person and the percentage ownership, we deemed outstanding shares of Class A common stock subject to options and warrants held by that person that are currently exercisable or exercisable within sixty (60) days of April 25, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
	Shares of Class A Common Stock Beneficially Owned
Name and Address of Beneficial Holder (1)	Number of Shares	Percentage of Shares
5% stockholders
MIH Learning B.V. (2)	77,916,895	43.3%
Churchill Sponsor II LLC (3)	33,550,000	18.7%
Paradice Investment Management LLC (4)	11,096,699	6.8%
Lodbrok Capital LLP (5)	8,540,344	5.2%
Named executive officers and directors:
Jeffrey R. Tarr (6)	1,564,357	*
Gary W. Ferrera (7)	—	—
Apratim Purakayastha (8)	64,750	*
Helena B. Foulkes (9)	—	—
Ronald W. Hovsepian (9)	—	—
Lawrence Charles Illg (10)	63,333	*
Michael S. Klein (3)	33,550,000	18.7%
Patrick Kolek (9)	20,000	*
Karen G. Mills (9)	—	—
Peter Schmitt (9)	—	—
Lawrence H. Summers (9)	—	—
All directors and executive officers as a group (18 persons)(11):	39,324,965	21.7%

*
Less than 1%

(1)
Unless otherwise noted, the address of each of the following entities or individuals is c/o Skillsoft Corp., 300 Innovative Way, Suite 201, Nashua, New Hampshire 03062.

(2)
MIH Learning B.V. (“Prosus”), as assignee of the rights and obligations of MIH Edtech Investments B.V. under the Prosus Subscription Agreement, owns the shares of Class A common stock set forth opposite its name. The number above includes 16,666,667 shares of Class A common stock that may be issued upon exercise of the warrants issued pursuant to the Prosus Subscription Agreement. Prosus is an indirect wholly owned subsidiary of Prosus N.V. Prosus N.V. is a direct subsidiary of Naspers Limited (“Naspers”). Naspers holds ordinary shares of Prosus N.V. that represent approximately 73.2% of the voting rights in respect of Prosus N.V.’s shares. As a result, shares of Class A common stock owned by Prosus may be deemed to be beneficially owned by Prosus N.V. and by Naspers. Prosus N.V. is a publicly traded limited liability company incorporated under the laws of the Netherlands. Naspers is a publicly traded limited liability company incorporated under the laws of the Republic of South Africa. The business address for Prosus is Symphony Offices, Gustav Mahlerplein 5, 1082 MS Amsterdam, 048624.

(3)
The shares beneficially owned by Churchill Sponsor II LLC (the “Sponsor”) may also be deemed to be beneficially owned by Mr. Klein who controls the managing member of the Sponsor. Certain of our other directors also hold direct and indirect economic interests in the Sponsor. The number above includes 16,300,000 shares of Class A common stock that may be issued upon exercise of the warrants. The business address for Churchill Sponsor II LLC is 640 Fifth Avenue, 12th Floor, New York, New York 10019. In accordance with the Sponsor Agreement, dated as of October 12, 2020, by and among Skillsoft, the Sponsor and the other parties thereto (the “Sponsor Agreement”), the Sponsor agreed, subject to certain exceptions, not to transfer any unvested shares of Class A common stock held by the Sponsor prior to the date such securities become vested. Pursuant to the Sponsor Agreement, 75% of such unvested shares vested on June 11, 2021, and 25% of such unvested shares shall vest at such time as certain price levels of Class A common stock are achieved in accordance with the Sponsor Agreement. In the event Skillsoft enters into a binding agreement related to certain sale transactions involving the shares of Class A common stock or all or substantially all the assets of Skillsoft (a “Skillsoft Sale”), all unvested shares of Class A common stock shall vest on the day prior to the closing of such Skillsoft Sale. Excludes 21,621 shares issuable upon the vesting of time-based restricted stock units granted to Mr. Klein that may be settled in shares or cash at the election of the compensation committee.

(4)
Based solely on a Schedule 13G/A of Paradice Investment Management LLC filed with the SEC on February 10, 2022, reporting shares of Class A common stock owned as of December 31, 2021. Includes (i) sole power to vote or direct to vote zero shares, (ii) shared power to vote or direct to vote 6,915,134 shares, (iii) sole power to dispose of or direct the disposition of zero shares, and (iv) shared power to dispose of or direct the disposition of 11,096,699 shares. Principal business office address listed as 250 Fillmore Street, Suite 425, Denver, CO 80206 in such filing.

(5)
Interests shown consist of (i) 6,540,344 shares of Class A common stock received as a stockholder of Software Luxembourg Holding S.A. pursuant to the Skillsoft Merger Agreement (as defined in “Certain Relationships and Related Person Transactions” below) and (ii) 2,000,000 shares of Class A common stock that were issued pursuant to the Subscription Agreement, dated October 13, 2020, by and between Skillsoft and Lodbrok Capital LLP. Such shares of Class A common stock are held by certain funds and managed accounts to which Lodbrok Capital LLP serves as investment manager. The business address of such holders is 55 St. James Street, 2nd Floor, London, SW1A 1LA, United Kingdom. Voting and disposition decisions at Lodbrok Capital LLP are considered by an investment committee comprising Mikael Brantberg (as the CIO), analysts and a trader, with the power to vote or dispose of any shares resting with Mr. Brantberg. Mr. Brantberg disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest.

(6)
Interests shown consist of (i) 1,000,000 shares of Class A common stock that may be issuable upon the exercise of warrants, of which 250,000 are indirectly beneficially owned by Mr. Tarr through trusts for the benefit of his children of which his spouse is the trustee, (ii) 314,357 shares received in settlement of restricted stock units (“RSUs”) granted to Mr. Tarr in connection with the Closing, and (iii) 250,000 shares of Class A common stock issuable upon the exercise of options within 60 days of April 25, 2022. Excludes 1,499,999 shares issuable upon the vesting of time-based restricted stock units that may be settled in shares or cash at the election of the compensation committee.

(7)
Excludes 126,863 shares issuable upon the vesting of time-based restricted stock units that may be settled in shares or cash at the election of the compensation committee.

(8)
Interests shown consists of 64,750 shares of Class A common stock issuable upon the exercise of options within 60 days of April 25, 2022. Excludes 129,000 shares issuable upon the vesting of time-based restricted stock units that may be settled in shares or cash at the election of the compensation committee.

(9)
Excludes 21,621 shares issuable upon the vesting of time-based restricted stock units that may be settled in shares or cash at the election of the compensation committee.

(10)
Interests shown consist of (i) 55,000 shares of Class A common stock and (ii) 8,333 shares of Class A common stock that may be issuable upon exercise of warrants, at an exercise price of $11.50 per share. Excludes 21,621 shares issuable upon the vesting of time-based restricted stock units that may be settled in shares or cash at the election of the compensation committee.

(11)
Includes 17,308,333 shares of Class A common stock issuable upon the exercise of warrants and 549,500 shares of Class A common stock that is or will become issuable upon the exercise of options within 60 days of April 25, 2022.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We describe below transactions and series of similar transactions, during our last two completed fiscal years or currently proposed, to which we were a party or will be a party, in which:
•
the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, including employment, termination of employment and change in control arrangements, which are described where required under “Executive Compensation.”
Senior Secured First Out Credit Term Loan & Senior Secured Second Out Term Loan
In July 2021, each of the Senior Secured Term Loan Credit Agreement (the “Senior Secured First Out Term Loan”), by and among Skillsoft Intermediate, Skillsoft Borrower, the other borrowers party thereto, the lenders party thereto, and Wilmington Savings Fund Society, FSB (WSFS), as administrative agent and the collateral agent, which provided for $110 million in principal amount of first out term loans, and Senior Secured Second Out Term Loan, by and among Skillsoft Intermediate, Skillsoft Borrower, the other borrowers party thereto, the lenders party thereto and WSFS, as administrative agent and the collateral agent, which provided for $410 million in principal amount of second out term loans, were repaid and terminated as part of entry into the Term Loan Facility in July 2021.
Skillsoft and Global Knowledge Transactions
On October 12, 2020, the Company and Software Luxembourg Holding S.A. (“Legacy Skillsoft”) entered into an Agreement and Plan of Merger (the “Skillsoft Merger Agreement” and the resulting merger, the “Skillsoft Merger”), the Company and Albert DE Holdings Inc. (“Global Knowledge”) entered into an Agreement and Plan of Merger (the “Global Knowledge Merger Agreement” and the resulting merger, the “Global Knowledge Merger”), and the Company, the Sponsor, and MIH Edtech Investments B.V. (formerly known as MIH Ventures B.V.) (“MIH Edtech Investments”) entered into the Prosus Subscription Agreement.
On June 11, 2021, the parties consummated the Skillsoft Merger and Global Knowledge Merger. In connection with the consummation of the Skillsoft Merger and Global Knowledge Merger:
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Holders of 34,690,979 public shares sold in the Company’s IPO properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from the IPO, calculated as of two business days prior to the consummation of the business combination, or approximately $10.10 per share and approximately $350.4 million in the aggregate.

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At the effective time of the Skillsoft Merger, (i) each outstanding Legacy Skillsoft Class A share (other than shares owned by the Company, which were automatically canceled and retired and ceased to exist, and no consideration was delivered in exchange therefor) was automatically cancelled and the Company issued as consideration therefor (A) 6.25 shares of Class A common stock and (B) one share of Class C common stock and (ii) each outstanding Legacy Skillsoft Class B share was automatically cancelled and the Company issued as consideration therefor 28.125 shares of Class A common stock, in each case except for any fractional shares of Class A common stock which would result from conversion (which instead were paid out in cash in accordance with the Skillsoft Merger Agreement). Immediately following the effective time of the Skillsoft Merger, each outstanding share of the Company’s Class C common stock issued to the former holders of Legacy Skillsoft Class A shares in connection with the Skillsoft Merger was redeemed for a redemption price of (i) $131.51 per share in cash and (ii) $5.208 per share in incremental indebtedness under the Senior Secured Second Out Term Loan.

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At the effective time of the Global Knowledge Merger, as consideration for the Global Knowledge Merger, 100% of the issued and outstanding equity interests of Global Knowledge converted, in the aggregate, into the right to receive warrants, each of which entitles the holders thereof to purchase one share of the Company’s Class A common stock at an exercise price of $11.50 per share. The aggregate number of warrants received by the equity holders of Global Knowledge as consideration in the Global Knowledge Merger was 5,000,000. The warrants issued to the equity holders of Global Knowledge are non-redeemable and otherwise substantially similar to the private placement warrants issued to the Sponsor, in connection with the Company’s IPO.

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On October 12, 2020, in connection with the execution of the Skillsoft Merger Agreement, MIH Edtech Investments entered into the Prosus Subscription Agreement with the Company and the Sponsor, and on February 16, 2021, MIH Edtech Investments assigned all of its rights, title and interest in and to, and obligations under, the Prosus Subscription Agreement to Prosus and Prosus accepted such assignments. Pursuant to the Prosus Subscription Agreement, Prosus subscribed for 10,000,000 newly issued shares of the Company’s Class A common stock, at a purchase price of $10.00 per share, to be issued at the Closing, and the Company granted Prosus a 30-day option to subscribe for up to the lesser of (i) an additional 40,000,000 newly-issued shares of Class A common stock, at a purchase price of $10.00 per share or (ii) such additional number of shares that would result in Prosus beneficially owning shares of Class A common stock representing 35% of the issued and outstanding shares of the Company’s Class A common stock on a fully-diluted and as-converted basis (excluding any warrants issued to Prosus pursuant to the Prosus Subscription Agreement) immediately following the consummation of the Skillsoft Merger. On November 10, 2020, Prosus exercised the option to subscribe for an additional 40,000,000 shares of the Company’s Class A common stock. In addition, the Company issued warrants to purchase 16,666,667 shares of its Class A common stock to Prosus as part of the Prosus Subscription Agreement, representing one-third of the shares of the Company’s Class A common stock purchased by Prosus pursuant to the Prosus Subscription Agreement.

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On October 14, 2020, in connection with the execution of the Skillsoft Merger Agreement, the Company entered into a subscription agreement with SuRo Capital Corp. (“SuRo”) pursuant to which SuRo subscribed for 1,000,000 newly-issued shares of the Company’s Class A common stock, at a purchase price of $10.00 per share, which shares were issued at the Closing of the Skillsoft Merger. Mark Klein, then a director of the Company and brother of Michael Klein, manages and has an ownership interest in SuRo.

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On October 13, 2020, in connection with the execution of the Global Knowledge Merger Agreement, the Company entered into a subscription agreement with Lodbrok Capital LLP (“Lodbrok”) pursuant to which Lodbrok subscribed for 2,000,000 newly-issued shares of the Company’s Class A common stock, at a purchase price of $10.00 per share, which shares were issued at the closing of the Global Knowledge Merger.

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On November 2, 2020, the Company issued a note (the “Note”) in the principal amount of $1,500,000 to the Sponsor. The Note bore no interest and was repayable in full upon the closing of the Skillsoft Merger. The Sponsor elected to convert the full balance of the Note, in the principal amount of $1,500,000, into 1,500,000 warrants, with terms identical to the terms of the private placement warrants issued at the time of the Company’s IPO.

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Prior to Closing, the Company engaged The Klein Group LLC (the “Klein Group”), an affiliate of M. Klein and Company, LLC, the Sponsor, and Michael Klein (a member of our Board), to act as our financial advisor in connection with the Skillsoft Merger, the Global Knowledge Merger, and the related private placement equity subscription agreements. Pursuant to this engagement, the Company paid the Klein Group $14.4 million.

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Leading up to the Closing, the Company made payments to an affiliate of Sponsor of a total of $20,000 per month for office space, administrative, and support services.

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Upon consummation of the Closing, the Sponsor’s 17,250,000 founders shares were automatically converted into 17,250,000 shares of the Company’s Class A common stock.

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Effective at the Closing, the Sponsor transferred 1,000,000 warrants to Jeffrey R. Tarr pursuant to the Tarr Warrant Agreement entered into in connection with the Tarr Employment Agreement.

Codecademy Transaction
On December 22, 2021, the Company, certain of the Company’s subsidiaries, Ryzac, Inc. (“Codecademy”), and Fortis Advisors LLC entered into an Agreement and Plan of Merger, pursuant to which the Company acquired Codecademy on April 4, 2022 for total consideration of approximately $390.3 million, consisting of the issuance of 30,374,427 million shares of Class A common stock and a cash payment of $207.6 million. Prosus owns approximately 43.4% of our outstanding Class A common stock, and Prosus or its affiliates held approximately 23.8% of the outstanding equity of Codecademy and received a proportionate share of the consideration at the closing of the acquisition. In addition, Lawrence Charles Illg and Patrick Kolek, members of the Board, are officers of Prosus or its affiliates, and Mr. Illg was a member of Codecademy’s Board of Directors. The transaction with Codecademy and the issuance of shares of Class A common stock in connection with the acquisition were approved by the Company’s audit committee and the Board in accordance with the Company’s related party transaction policy and without the participation of Mr. Illg or Mr. Kolek.
Michael Klein, a member of our Board, is the Chief Executive Officer of Klein Group. The Company engaged the Klein Group to act as a consultant in respect of the transaction with Codecademy, particularly to assist management in its evaluation of the business opportunity and structuring and negotiation of a potential transaction. Pursuant to this engagement, the Company paid the Klein Group a transaction fee equal to $2 million. The engagement of the Klein Group and the payment of the fees described above were approved by the Company’s audit committee and the Board in accordance with the Company’s related party transaction policy.

ADDITIONAL INFORMATION
Availability of Certain Information

A copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2022, has been posted on the Internet along with this Proxy Statement, each of which is accessible by following the instructions in the Notice of Internet Availability of Proxy Materials. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy soliciting material.
We filed our Annual Report on Form 10-K for the fiscal year ended January 31, 2022 with the SEC on April 18, 2022. We will mail without charge, upon written request, a copy of this Proxy Statement or our Annual Report on Form 10-K for the year ended January 31, 2022, excluding exhibits. Please send a written request to:
Skillsoft Corp.
Attn: Investor Relations
300 Innovative Way, Suite 201
Nashua, New Hampshire 03062
(603) 324-3000
Householding

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Internet Availability of Proxy Materials or, if requested, our Proxy Statement and Annual Report unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure reduces our printing costs and postage fees.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our Notice of Internet Availability of Proxy Materials, or, if requested, our Proxy Statement and Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Secretary by mail, c/o Skillsoft Corp., 300 Innovative Way, Suite 201, Nashua, New Hampshire 03062 or by phone at (603) 324-3000. If you participate in householding and wish to receive a separate copy of our Notice of Internet Availability of Proxy Materials or, if requested, this Proxy Statement and our Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Secretary as indicated above.
If you are the beneficial owner of shares held in street name through a broker, bank, or other intermediary, please contact your broker, bank, or intermediary directly if you have questions, require additional copies of our Notice of Internet Availability of Proxy Materials, this Proxy Statement, or our Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of our common stock sharing an address.
Stockholder Proposals and Nominations to be Included in Next Year’s Proxy Statement

In order to include a stockholder proposal in the Company’s proxy statement and form of proxy for the annual meeting to be held in 2023 (the “2023 Annual Meeting”), we must receive the proposal at our principal executive offices, addressed to the Secretary, no later than January 2, 2023, which is 120 calendar days before the anniversary of the date this Proxy Statement for the 2022 Annual Meeting is released to stockholders. However, if the date of the 2023 Annual Meeting is changed by more than 30 days from the anniversary date of the 2022 Annual Meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.
Any stockholder proposal or director nomination submitted to us for consideration at the 2023 Annual Meeting but which is not intended to be included in the related proxy statement and form of proxy, must be delivered to our Secretary between 90 days and 120 days prior to June 23, 2023, which is the first anniversary of the 2022 Annual Meeting, except that if the date of the 2023 Annual Meeting is more than

30 days before or more than 70 days after such anniversary, we must receive the proposal not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting date or the 10th day following the date on which public announcement of the 2023 Annual Meeting is first made; otherwise, the proposal will be considered by us to be untimely and not properly brought before the 2023 Annual Meeting.
Stockholders who wish to submit a proposal or a director nominee must meet the eligibility requirements of the SEC and comply with the requirements of our bylaws and the SEC. In addition, pursuant to the rules and regulations of the SEC, the persons appointed as proxies for the 2023 Annual Meeting will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Company has not received notice by 45 days prior to the anniversary date on which this Proxy Statement for the 2022 Annual Meeting is mailed to our stockholders.
Other Matters

The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the Proxy Card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the Proxy Card to vote in accordance with their best judgment on any such matter.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT! EASY VOTING OPTIONS: Please detach at perforation before mailing. PROXYSKILLSOFT CORP. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 23, 2022 COMMON SHARES THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SKILLSOFT CORP. The undersigned stockholder of Skillsoft Corp. (“Skillsoft”), a Delaware corporation, hereby appoints Sarah Kinnick Hilty, Chief Legal Officer of Skillsoft, and Gary W. Ferrera, Chief Financial Officer of Skillsoft, and each of them, as the Proxies for the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders to be held in a virtual meeting format only at the following Website: https://www.cstproxy.com/skillsoft/am2022 on June 23, 2022, at 11:00 a.m. Eastern Time, and any postponement or adjournment thereof (the "Annual Meeting"), to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if the undersigned were personally present at the Annual Meeting. To attend and participate in the virtual Annual Meeting, enter the 14-digit control number from the shaded box on this card. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to the Annual Meeting. This proxy, when properly executed, will be voted as specified. If this proxy is executed but no specification is made, the votes entitled to be cast by the undersigned will be voted “FOR” the election of the nominees named in Proposal 1 and “FOR” Proposal 2 described in the accompanying proxy statement. The votes entitled to be cast by the proxy holder will be cast in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof. VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503 SKI_32741_042722 PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. xxxxxxxxxxxxxx code

EVERY STOCKHOLDER’S VOTE IS IMPORTANT! Important Notice Regarding the Availability of Proxy Materials for the Skillsoft Corp. Annual Meeting of Stockholders to Be Held on June 23, 2022. The Annual Report on Form 10-K for the year ended January 31, 2022 and Proxy Statement are available at: https://www.proxy-direct.com/skl-32741 Please detach at perforation before mailing. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREON AND, IF NO CHOICE IS INDICATED, WILL BE VOTED “FOR” THE NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2. TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: X A Proposals THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1 AND 2. 1.To elect three Class I Nominees to the Board of Directors: 01.Ronald W. Hovsepian02.Peter Schmitt03.Jeffrey R. Tarr INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the box “FOR ALL EXCEPT” and write the nominee’s number on the line provided below. 2.Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023. B Authorized Signatures This section must be completed for your vote to be counted. Sign and Date Below Note: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity, or in another representative capacity, please give the full title under the signature. Date (mm/dd/yyyy) Please print date belowSignature 1 Please keep signature within the boxSignature 2 Please keep signature within the box Scanner bar code xxxxxxxxxxxxxx SKI 32741 xxxxxxxx